UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2011

BIOFIELD CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27848	13-3703450

(Commission File Number)	(IRS Employer Identification No.)
175 Strafford Avenue, Wayne, PA 19087

(Address of principal executive offices, including zip code)

(215) 972-1717

(Registrant’s telephone number, including area code)

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 5, 2011, Sky Unicorn Holdings Limited (“Sky Holdings”), a 51% owned subsidiary of Biofield Corp. (the “Company”), entered into an Exclusive Distribution Agreement (the “Distribution Agreement”) with McKinley Infocapital, Inc. (“McKinley”), an international business consulting and investment management firm.  Pursuant to the Distribution Agreement, McKinley agreed to market, purchase and distribute Sky Holdings’ Breast Cancer Diagnostic System and Disposable Diagnostic Sensors (the “Products”).

Under the Distribution Agreement, McKinley has the exclusive right to sell the Products for a term of four years, which term will continue for successive four year terms unless either party provides three months written notice prior to the expiration of the term or the Distribution Agreement is otherwise terminated as described below.  The exclusivity and the right to market and sell the Products are limited to the territory defined as “Korea” or such territory as amended by written agreement.

Pursuant to the Distribution Agreement, McKinley will purchase certain quantities of the Product from the Company beginning with an initial order of $660,000.00, of which $330,000 will be due 15 days from the date of the Distribution Agreement. The prices for the Product are fixed for the first 12 months and will be adjusted based on quarterly or yearly order quantities.

The Distribution Agreement may be terminated by either party upon 30 days written notice of any substantial breach of the terms of the agreement and a failure or inability to remedy the breach. The Distribution Agreement also may be terminated immediately upon written notice for certain events, including a party’s significant failure to perform, filing of a petition of bankruptcy or sale of business.

 Item 8.01 Other Events.

On April 8, 2011, the Company issued a press release announcing the Distribution Agreement.

A copy of the press release is attached hereto as Exhibit 99.2 and is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall such Exhibit be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Exclusive Distribution Agreement(1)

99.2	Press Release

(1)
Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2011

BIOFIELD CORP.
By:	/s/ David Bruce Hong
David Bruce Hong
President and Chief Executive Officer

Exhibits

99.1	Exclusive Distribution Agreement(1)

99.2	Press Release

(1)
Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Commission.